UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2016

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Building 15 Weston, Massachusetts		02493

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (978) 461-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(b) and 5.02(c)

Resignation of Chief Financial Officer
On February 19, 2016, Michael B. McGuinness resigned as Executive Vice President and Chief Financial Officer of Monster Worldwide, Inc. (the “Company”) to pursue another career opportunity.

Appointment of Chief Financial Officer
Timothy T. Yates has been appointed as the Company’s Chief Financial Officer, effective February 19, 2016. Mr. Yates, who is 68 years old, will also continue to serve as the Company’s Chief Executive Officer and as a director of the Company. Mr. Yates will not receive any additional compensation for his role as Chief Financial Officer. The information regarding the business experience of Mr. Yates is incorporated by reference to his biography appearing on page 5 of the Company’s annual report on Form 10-K for the year ended December 31, 2015, filed on February 11, 2016.

Mr. Yates does not have any family relationships with any of the Company’s directors or executive officers nor is he a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary
Date: February 22, 2016